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Exhibit 5.1

July 29, 2015

QLT Inc.
887 Great Northern Way, Suite 250
Vancouver, British Columbia
V5T 4T5

Dear Sirs/Mesdames:

Re: QLT Inc.

        We have acted as Canadian counsel to QLT Inc. (the "Company") in the Province of British Columbia (the "Province") in connection with the Registration Statement on Form S-4, which includes a prospectus of the Company under Section 5 of the U.S. Securities Act of 1933, as amended (the "Act"), a proxy statement of InSite Vision Incorporated ("InSite") under Section 149a) of the U.S. Securities Exchange Act of 1934, as amended and the annexes and exhibits thereto (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "SEC") under the Act and the rules and regulations thereunder, relating to the proposed issuance by the Company of common shares (the "Shares") in connection with the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of June 8, 2015, as amended and restated as of July 16, 2015 (the "Merger Agreement"), by and among the Company, InSite and Isotope Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub").

        Pursuant to the Merger Agreement, each share of InSite common stock issued and outstanding immediately prior to the completion of the Merger (except for InSite common stock issued and outstanding immediately prior to the Effective Time, as such term is defined in the Merger Agreement, that is owned or held in treasury by InSite or owned by the Company, Merger Sub or any other direct or indirect subsidiary of the Company, any shares owned or held by any direct or indirect subsidiary of InSite, or shares owned by InSite stockholders who have properly made and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law), will be converted into the right to receive 0.048 of a validly issued, fully paid and non-assessable common share of the Company, all as more fully described in the Registration Statement. This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

        In connection with the opinion expressed herein, we have considered such questions of law and have examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary. We have also examined the Registration Statement and the Merger Agreement, which has been filed with the SEC as an exhibit to the Registration Statement. In such examinations, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies. As to certain matters of fact relevant to the opinion expressed below, we have relied exclusively upon a certificate of an officer of the Company.

        We are solicitors qualified to carry on the practice of law in the Province only and we express no opinion as to any laws or matters governed by any laws other than the laws of British Columbia and the federal laws of Canada applicable therein. The opinions expressed in this opinion letter are based on laws in effect as of the date hereof. We assume no obligation to revise or amend this opinion letter should the applicable laws subsequently change.

        Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares are issued in accordance with the terms of the Merger Agreement, the Shares will be duly issued as fully paid and non-assessable common shares in the authorized share structure of the Company.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the proxy statement/prospectus included in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

        The opinion expressed herein is provided solely for your benefit in connection with the filing of the Registration Statement with the SEC and may not be relied on for any other purpose or relied upon by, or furnished to, any other person, firm or corporation, or quoted from or referred to in any document other than the Registration Statement, or used for any other purpose, without our prior written consent.

Yours truly,

McCULLOUGH O'CONNOR IRWIN LLP

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  Exhibit 5.1